CNL Strategic Residential Credit, Inc. 10-K

EXHIBIT 10.6

Amendment No. 2 to the Expense Support and Conditional Reimbursement Agreement

This Amendment No. 2 to the Expense Support and Conditional Reimbursement Agreement (this “Amendment”) is dated March 29, 2026 by and among CNL Strategic Residential Credit, Inc., a Maryland Corporation (the “Company”), and CNL Residential Credit Manager, LLC, a Delaware limited liability company (the “Advisor”) and Balbec Capital Management, L.P. (the “Sub-Advisor,” and together with the Advisor, the “Advisors”). This Amendment amends that certain Expense Support and Conditional Reimbursement Agreement, as amended, (the “Agreement”) is dated May 6, 2025 by and among the Company and the Advisors. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement.

RECITALS

WHEREAS, in accordance with Section 8 of the Agreement, the Company and the Advisors desire to amend the Agreement in the manner set forth below.

NOW, THEREFORE, intending to be legally bound, the Company and the Advisors hereby agree to the following:

1.            Amendment. Section 3.2(b) of the Agreement is hereby amended and restated as follows:

(b) Notwithstanding anything to the contrary in this Agreement, no Conditional Reimbursements attributable to an Equity Share Class shall be made if the Operating Expense Ratio attributable to such Equity Share Class at the time of such Conditional Reimbursement payment is greater than or equal to the Operating Expense Ratio attributable to such Equity Share Class at the time the Expense Support Amount was made by the Advisors, and to which such Conditional Reimbursement relates. The “Operating Expense Ratio” is calculated by dividing the Operating Expenses, less Organizational and Offering Expenses, Management and Total Return Incentive Fees owed to Advisors, and interest expense, by net assets.

2.            Effect of Amendment. Except as amended by this Amendment, the terms of the Agreement shall remain in full force and effect. All references in the Agreement to the term “Agreement” shall mean the Agreement as amended hereby and by Amendment No. 1, dated February 27, 2026.

Signature Page Follows

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IN WITNESS WHEREOF, the parties have caused this Amendment No. 2. to the Expense Support and Conditional Reimbursement Agreement to be signed by their respective officers thereunto duly authorized, as of the day and year first above written.

CNL Strategic Residential Credit, Inc.

By:	/s/ Chirag J. Bhavsar
Name:	Chirag J. Bhavsar
Title:	Chief Executive Officer

CNL Residential Credit Manager, LLC

By:	/s/ Tammy J. Tipton
Name:	Tammy J. Tipton
Title:	CFO

Balbec Capital Management, L.P.

By:	/s/ Jeff Padden
Name:	Jeff Padden
Title:	Authorized Signatory